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EXHIBIT 4.12

STANDARD ADMINISTRATIVE SERVICES TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Dated as of July 21, 2005

i

        This document constitutes the Standard Administrative Services Terms, dated as of July 21, 2005, that may be incorporated by reference in one or more Administrative Services Agreements (included in Section B of the Omnibus Instrument, as defined below) between the Trust and AMACAR Pacific Corp., a Delaware corporation (as "Administrator").

        These Standard Administrative Services Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, an Administrative Services Agreement.

        The following terms and provisions shall govern the administration of the activities of each Delaware statutory trust and Delaware common law trust created under the Program subject to contrary terms and provisions expressly adopted in any Administrative Services Agreement which contrary terms shall be controlling.

W I T N E S S E T H

        WHEREAS, Protective Life Insurance Company, a Tennessee stock life insurance company ("Protective Life") has established the Program pursuant to which funding agreement-backed notes will be issued by either (i) a newly established Delaware statutory trust (each a "Statutory Trust") or a newly established Delaware Common Law Trust (each a "Common Law Trust");

        WHEREAS, each trust formed under the Program will issue one series of notes (each a "Series of Notes") to the public pursuant to an indenture to be entered into between the Trust (as defined below) and The Bank of New York, as indenture trustee (the "Indenture Trustee");

        WHEREAS, each Statutory Trust will be organized under the laws of the State of Delaware, pursuant to a Statutory Trust Agreement (each Statutory Trust Agreement will incorporate the Standard Statutory Trust Terms) to be entered into between Wilmington Trust Company, as Delaware trustee, and AMACAR Pacific Corp., as administrator and trust beneficial owner, (each a "Statutory Trust Agreement");

        WHEREAS, each Common Law Trust will be organized under the laws of the State of Delaware, pursuant to a Common Law Trust Agreement (each Common Law Trust Agreement will incorporate the Standard Common Law Trust Terms) to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as administrator and trust beneficial owner (each a "Common Law Trust Agreement");

        WHEREAS, the proceeds from the sale by the Trust of its Series of Notes are to be used to purchase one or more Funding Agreements issued by Protective Life;

        WHEREAS, the Trust has requested that the Administrator provide advice and assistance to the Trust and perform various services for the Trust; and

        WHEREAS, the Trust desires to avail itself of the experience, advice and assistance of the Administrator and to have the Administrator perform various financial, statistical, accounting and other services for the Trust, and the Administrator is willing to furnish such services on the terms and conditions herein set forth.

        NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

        Section 1. Definitions.

        "Agreement" means that certain Administrative Services Agreement in substantially the same form included in Section B of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Administrative Services Terms.

        "Omnibus Instrument" means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Pricing Supplement" means, the pricing supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Program Distribution Agreements" means, with respect to the Series of Notes, (a) that certain Distribution Agreement, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Trust's Notes under the Secured Medium-Term Notes Program, as the same may be amended, modified or supplemented or (b) that certain Selling Agent Agreement, by and among the Trust, Protective Life and the agents named therein relating to the issuance and sale of the Trust's Notes under the InterNotes® Program, as the same may be amended, modified or supplemented.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument, together with its permitted successors and assigns.

        "Trust Agreement" means the Statutory Trust Agreement or Common Law Trust Agreement, as applicable, pursuant to which the Trust is created.

        "Trustee" means Wilmington Trust Company, a Delaware banking corporation, and shall also include its permitted successors and assigns, or any successor Trustee solely in its capacity as trustee of the Trust and not it its individual capacity.

        All capitalized terms used herein and not otherwise defined will have the meanings set forth in that certain Indenture, dated as of the date specified in the Omnibus Instrument, between the Trust and The Bank of New York, as indenture trustee (the "Indenture").

        Section 2. Administrative Services; Consultations with the Trust.

        The Trust hereby authorizes and empowers the Administrator, as its agent, to perform, and the Administrator hereby agrees to perform, the following services:

        (a)   Subject to the timely receipt of all necessary information, providing, or causing to be provided, all clerical, and bookkeeping services necessary and appropriate for the Trust, including, without limitation, the following services as well as those other services specified in the following subsections:

          (i)    maintenance of all books and records of the Trust relating to the fees, costs and expenses of the Trust which books and records shall be maintained separately from those of the Administrator;

          (ii)   maintenance of records of cash payments and disbursements (excluding principal and interest on the Funding Agreements) of the Trust in accordance with generally accepted accounting principles, and preparation for audit of such periodic financial statements as may be necessary or appropriate;

          (iii)  upon request preparation for execution by the Trust, through a Responsible Officer, of amendments to and waivers under the Program Documents and any other documents or instruments deliverable by the Trust thereunder or in connection therewith;

          (iv)  holding, maintaining, and preserving executed copies of the Program Documents and other documents or instruments executed by the Trust thereunder or in connection therewith, which shall be maintained separately from those of the Administrator;

          (v)   upon receipt of notice, taking such action as may be reasonably necessary to enforce the performance by the other parties to agreements as to which the Trust is a party, and enforce the obligations of those parties to the Trust under such agreements;

          (vi)  upon request preparing for a signature by a Responsible Officer such notices, consents, instructions and other communications that the Trust may from time to time be required or permitted to give under the Program Documents to which the Trust is a party or any other document executed by the Trust;

          (vii) obtaining services of outside counsel, accountants and/or other service providers on behalf of the Trust;

          (viii) preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust under the Program Documents to which the Trust is a party or any other document to which the Trust is a party; provided that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents;

          (ix)  preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust to the Indenture Trustee, the Paying Agent, the Registrar and other agents on request for all expenses, disbursements and advances to the extent not paid pursuant to the Expense and Indemnity Agreement; provided that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents; and

          (x)   taking such other actions as may be incidental or reasonably necessary (i) to the accomplishment of the actions of the Administrator authorized in this subsection (a) or (ii) upon receipt of notice from a Responsible Officer directing specifically the Administrator to do so, to the accomplishment of the duties and responsibilities, and compliance with the obligations, of the Trust, under the Program Documents and under any other document to which the Trust is or may be a party to the extent not otherwise performed by the Indenture Trustee, Paying Agent, Transfer Agent, Registrar or the Trustee, provided that no such duties or responsibilities shall materially enlarge the duties and responsibilities of the Administrator which are set forth specifically in this Agreement.

        (b)   Upon the issuance of a Series of Notes, directing the Indenture Trustee to pay the costs and expenses of the Trust relating to such Series of Notes to the extent not paid pursuant to the Expense and Indemnity Agreement.

        (c)   Subject to the timely receipt of all necessary information or notices from the Trustee, and based on the advice of counsel, on behalf of the Trust, (i) filing with the Commission and, if necessary, executing, in each case solely on behalf of the Trust and not in the Administrator's individual capacity such documents, forms or filings as may be required by the Securities Act, the Securities Exchange Act, the Trust Indenture Act, or other securities laws in each case relating to the Trust's Notes; (ii) the preparation and filing of any documents or forms required to be filed by any rules or regulations of any securities exchange, including without limitation, the New York Stock Exchange, or market quotation dealer system or the National Association of Securities Dealers, Inc. in connection with the listing of the Trust's Series of Notes thereon; (iii) filing and executing solely on behalf of the Trust and not in the Administrator's individual capacity, such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, the Trust's Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and (iv) executing and delivering, solely on behalf of the Trust and not in the Administrator's individual capacity, letters or documents to, or instruments for filing with, a depositary relating to the Trust's Notes; and

        (d)   Undertaking such other administrative services as may be reasonably requested by the Trustee, including (i) causing the preparation by the Trust of any prospectus, prospectus supplement, pricing supplement, registration statement, amendments, including any exhibits and schedules thereto, any reports or other filings or documents, or supplement thereto or (ii) securing and maintaining the listing of the Trust's Notes on any securities exchange or complying with the securities or "Blue Sky" laws of any relevant jurisdictions, in connection with the performance by the Trust of its obligations under the Program Documents or any other document to which the Trust is a party or other documents executed thereunder or in connection therewith.

        (e)   In connection with the establishment of the Trust, the Administrator shall purchase from the Trust, the Trust Beneficial Interest in the Trust in accordance with the Trust Agreement and the Administrator shall be the sole Trust Beneficial Owner in accordance with the Trust Agreement.

        Any of the above services (other than those described in Sections 2(c) and 2(d)) may, if the Administrator or the Trust deems it necessary or desirable, be subcontracted by the Administrator; provided that notice is given to the Trust of such subcontract and, notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above unless such services are subcontracted to accountants or legal counsel selected with due care by the Administrator and reasonably satisfactory to the Trust and in which case the Administrator shall not remain responsible for the performance of such services and the Administrator shall not, in any event, be responsible for the costs, fees or expenses in connection therewith.

        Section 3. Activities of the Trust; Employees; Offices.

        The Administrator agrees to carry out and perform the administrative activities (as set forth in Section 2 hereof) of the Trust in the name and on behalf of the Trust as its agent.

        All services to be furnished by the Administrator under this Agreement may be furnished by an officer or employee of the Administrator, an officer or employee of any affiliate of the Administrator, or any other person or agent designated or retained by it; provided that the Administrator shall remain ultimately responsible for the provision of such services by an officer or employee of the Administrator or any of its affiliates or any other person or agent designated or retained by it, unless selected with due care and reasonably satisfactory to the Trust in accordance with the last paragraph of Section 2. No director, officer or employee of the Administrator or any affiliate of the Administrator shall receive from the Trust a salary or other compensation.

        The Administrator agrees to provide its own office space, together with appropriate materials and any necessary support personnel, for the day to day activities (as set forth in Section 2 hereof) of the Trust to be carried out and performed by the Administrator, all for the compensation provided in Section 4 hereof. All services to be furnished by the Administrator under this Agreement shall be performed only from the Administrator's office in North Carolina.

        Section 4. Compensation; Indemnities.

        The Administrator will be entitled to payment of fees, reimbursement for, and indemnification with respect to, costs and expenses for services rendered hereunder to the extent provided in the Expense and Indemnity Agreement and the Administrator will not be entitled to seek any payment from the Trust with respect to its services hereunder.

        Section 5. Term.

        The Administrator may terminate this Agreement upon at least 30 days' written notice to the Trust and Protective Life and the Trust may terminate this Agreement upon at least 30 days' notice to the Administrator (copies of any notice of termination shall also be sent to the Indenture Trustee). Such termination will not become effective until (i) the Trust appoints a successor Administrator, (ii) the successor Administrator accepts such appointment and (iii) the Administrator has obtained the prior written confirmation of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. Upon such notice, the Administrator shall be paid all accrued and unpaid amounts owed to the Administrator under the Expense and Indemnity Agreement.

        Section 6. Obligation to Supply Information.

        The Trustee shall forward to the Administrator such information (which is in the possession of the Trust) in connection with the Program Documents and this Agreement as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder. The Administrator will (i) hold and safely maintain all records, files, Program Documents and other material of the Trust and (ii) permit the Trust, the Trustee, and each of their respective officers, directors, agents and consultants on reasonable notice at any time and from time to time during normal business hours to inspect, audit, check and make abstracts from the accounts, records, correspondence, documents and other materials of the Trust, or relating to the provision of services and facilities under this Agreement.

        Section 7. The Administrator's Liability, Standard of Care.

        The Administrator assumes no liability for anything other than the services rendered by it pursuant to Sections 2, 3, 6 and 11 hereof and neither the Administrator nor any of its directors, officers, employees or affiliates shall be responsible for any action of the Trust, the Trustee or the officers or employees thereof taken outside the scope of Sections 2, 3 and 11 hereof and without direction from the Administrator. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any of the Trust's obligations under the Program Documents.

        The Administrator shall not perform, endeavor to perform or agree to perform any act on behalf of the Trust not specifically required or permitted under the Program Documents.

        The Administrator shall perform its duties hereunder diligently, in conformity with the Trust's obligations under the Program Documents and applicable laws and regulations and in accordance with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

        Section 8. Limited Recourse to Trust.

        Notwithstanding anything to the contrary contained herein, all obligations of the Trust hereunder shall be payable by the Trust only on a payment date of its Series of Notes and only to the extent of funds available therefor under the Indenture and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Collateral held in the Trust has produced proceeds sufficient to pay such prior deficiency. This Section 8 shall survive the termination of this Agreement.

        Section 9. No Recourse.

        The obligations of the Trust hereunder are solely the obligations of the Trust and no recourse shall be had with respect to this Agreement or any of the obligations of the Trust hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Agreement against any trustee, employee, settlor, affiliate, agent or servant of the Trust. This Section 9 shall survive the termination of this Agreement.

        Section 10. Reliance on Information Obtained from Third Parties.

        The Trust recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Program Documents and other sources and the Administrator shall not be responsible for any inaccurate or incomplete information so obtained or for any inaccurate or incomplete records maintained by the Administrator hereunder that may result therefrom. The Administrator shall have no duty to investigate the accuracy or completeness of any information provided to it and shall be entitled to fully rely on all such information provided to it.

        Section 11. Tax Returns.

        The Administrator shall, or shall cause accountants retained by it, to prepare and file all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust and the Trust's Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them.

        Section 12. Amendment.

        No waiver, alteration, modification, amendment or supplement of the terms of this Agreement shall be effective unless (i) accomplished by written instrument signed by the parties hereto and (ii) at any time after the issuance of any Notes and for so long as any Notes remain outstanding, Moody's and S&P have confirmed in writing that such action will not result in reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. The Trust shall provide each of S&P and Moody's with a copy of each such waiver, alteration, modification, amendment or supplement. Notwithstanding anything in this Section 12 to the contrary, no waiver, alteration, modification, amendment or supplement to the terms of this Agreement shall be effective without the prior written consent of Protective Life.

        Section 13. No Joint Venture.

        Nothing contained in this Agreement shall constitute the Trust and the Administrator as members of any partnership, joint venture, association, syndicate or unincorporated business.

        Section 14. Assignment.

        Except as set forth in this Section 14, and subject to the rights of the Administrator to subcontract pursuant to Section 2 hereof, this Agreement may not be assigned by either party without (i) the prior written consent of the other party and (ii) the prior written confirmation of Moody's and S&P that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any party's transfer or assignment in violation of this Section 14 shall be void as to the other party.

        Section 15. GOVERNING LAW, CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING

BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

        EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

        Section 16. Treatment of Trust.

        The Administrator agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as disregarded and (ii) the Trust's Notes as representing debt of Protective Life. The Administrator will not take any action that it knows could cause the Trust not to be either disregarded or treated as a grantor trust (assuming the Trust was not disregarded) for U.S. federal income tax purposes.

        Section 17. Limitation of Trustee Liability.

        Notwithstanding any provision hereof to the contrary, it is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by the Trustee, not individually or personally, but solely as trustee, as applicable, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

        Section 18. Section Headings.

        Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        Section 19. Nonpetition Covenant.

        Notwithstanding any prior termination of this Agreement, the Administrator as such shall not acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust for one year and one day after last obligation of the Trust has been paid.

        Section 20. Severability.

        In case one or more of the provisions contained in this Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

        Section 21. Entire Agreement.

        This Agreement constitutes the entire agreement between the parties hereto with respect to matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

        Section 22. Administrator to Provide Access to Books and Records.

        The Administrator shall provide the Indenture Trustee with access to the books and records of the Trust, without charge, but only (i) upon the reasonable request of the Indenture Trustee (for which purpose one Business Day shall be deemed reasonable during the occurrence and continuation of a Default or an Event of Default), (ii) during normal business hours, (iii) subject to the Administrator's normal security and confidentiality procedures and (iv) at offices designated by the Administrator.

        Section 23. No Waiver.

        No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

        Section 24. Remedies Cumulative.

        No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

        Section 25. Notices.

        All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

    Protective Life Secured Trust (followed by the appropriate number of the Trust designated in the Omnibus Instrument)
    c/o Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, DE 19890
    Attention: Corporate Trust Administration
    Facsimile: (302) 636-4140

    The Administrator:

    AMACAR Pacific Corp.
    6525 Morrison Blvd., Suite 318
    Charlotte, North Carolina 28211
    Attention: Douglas K. Johnson
    Facsimile: (704) 365-1632

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